UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

INDALEX HOLDINGS FINANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-138178 (Commission File Number)	20-3730880 (IRS Employer Identification No.)

75 Tri-State International, Suite 450
Lincolnshire, IL 60069
(Address of principal executive offices, including Zip Code)

(847) 810-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 25, 2008, Indalex Holdings Finance, Inc. (the “Company”), Indalex Holding Corp., JPMorgan Chase Bank, N.A., as administrative agent, and Sun Indalex Finance, LLC, as a lender, entered into an Incremental Facility Amendment, dated as of November 25, 2008 (the “Incremental Facility Amendment”), to the Amended and Restated Credit Agreement, dated as of May 21, 2008 (the “Amended Credit Agreement”), among the Company, Indalex Holding Corp., Indalex Limited, the subsidiaries of Indalex Holding Corp. party thereto, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders party thereto.  Pursuant to the terms of the Incremental Facility Amendment, Sun Indalex Finance, LLC, an affiliate of the equity sponsor of the Company, made a $15.0 million non-amortizing incremental term loan (the “Incremental Term Loan”), with substantially the same terms as the $15.0 million initial term loan made by Sun Indalex Finance, LLC to the Company on May 21, 2008.  As previously disclosed in its quarterly report on Form 10-Q for the quarter ended September 28, 2008, the Company gave notice of its intent to borrow the Incremental Term Loan on November 11, 2008.  The proceeds of the Incremental Term Loan are to be used to reduce outstanding revolving loans under the Amended Credit Agreement and pay fees and expenses in connection therewith.

The Incremental Term Loan will bear interest, at the Company’s option, at a rate per annum equal to (i) LIBOR plus 7.50% or (ii) the Base Rate (as defined in the Amended Credit Agreement) plus 6.50%, with an additional 0.75% margin if average excess availability falls below $35.0 million, with a LIBOR floor of 3.25% and a Base Rate floor of 4.25%.  The Incremental Term Loan will be guaranteed by the guarantors of the revolving loans under Amended Credit Agreement.  Borrowings under the Incremental Term Loan will be secured by the same first-priority lien that secures the revolving loans, but will be subject to a collateral proceeds waterfall such that lenders under the Incremental Term Loan will receive proceeds of the collateral only when the lenders under the revolving loan lenders are repaid in full.  The Incremental Term Loan will mature on February 2, 2011 and may be voluntarily prepaid if the Company meets certain liquidity tests.

A copy of the Incremental Facility Amendment, dated as of November 25, 2008, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  A copy of the Amended Credit Agreement, dated as of May 21, 2008, was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 23, 2008 and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Incremental Facility Amendment are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)  The following exhibit is filed with this report:

Exhibit No.	Description

10.1

Incremental Facility Amendment, dated as of November 25, 2008, among Indalex Holdings Finance, Inc., Indalex Holding Corp., JPMorgan Chase Bank, N.A., as administrative agent, and Sun Indalex Finance, LLC, as a lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDALEX HOLDINGS FINANCE, INC.

/s/ Patrick Lawlor
Date: November 25, 2008	Name:	Patrick Lawlor
	Title:	Chief Financial Officer